UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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GSI Commerce, Inc.

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The following is a letter that was transmitted to all employees of GSI Commerce, Inc. on March 28, 2011:
GSI COMMERCE LETTER TO EMPLOYEES
FINAL
TO BE SENT FROM RUBIN MAILBOX AT 9:05 AM
Subject: eBay to Acquire GSI Commerce
Today is a historic day for GSI Commerce. A news release was just issued announcing that eBay has agreed to acquire GSI. Please take a few minutes to read this entire email so you can fully absorb the details around this event.
I feel great about this transaction as does our Board of Directors and senior leadership team. This acquisition will position our combined businesses as the global leader of next-generation commerce solutions and provide continued growth opportunities for you. eBay will invest to further strengthen our products and services, enabling us to best serve our clients. It is truly a “win/win” outcome.
Combining GSI’s strength of serving leading retailers and brands with eBay’s global online marketplaces and payments platforms, as well as their mobile commerce leadership and focus on innovation will create an unmatched suite of commerce products and services. No one will be in a better position to be the strategic global commerce partner of choice for retailers of all sizes.

Over the last few months, I told many of you that we have built a good company:
•	We are a meaningful player in e-commerce

•	We work with many of the world’s leading retailers and brands

•	We have more than 5,000 of the most dedicated and passionate employees in the world
I am proud of what we have accomplished, yet I firmly believe the market opportunity for global e-commerce and marketing services is so much bigger. With eBay, we now have the platform to capture that extraordinary opportunity and become a great company, much more quickly than we could do on our own. And, with more than 50% of its revenue coming from outside of the U.S., eBay is the perfect partner for GSI and its clients as we embark on our global expansion.
For eBay, this acquisition is all about growth. eBay currently has two major businesses: eBay Marketplaces and Paypal. As many of you know, PayPal has become an important partner for GSI and its clients. Since we have implemented PayPal on many of our client sites, we have enhanced the consumer experience and improved conversions at checkout. The combination of PayPal’s more than 94 million active customers and eBay’s global marketplace business, with almost 95 million active users generating $60 billion in annual merchandise volume, will help drive even more consumer demand for GSI’s clients and their sites.

GSI’s e-commerce and marketing services businesses will represent eBay’s third division and will be run as a standalone business unit led by Chris Saridakis. Chris joined GSI as CEO of our global marketing services division about a year ago and it has always been my belief and that of our Board of Directors that Chris was the right long-term leader of GSI’s e-commerce and marketing services businesses.
Also, as part of this transaction, eBay will be simultaneously selling Rue La La, ShopRunner and GSI’s Licensed Sports Merchandise business, including Fanatics. I have formed a new privately held company which will be not be part of GSI. This company will be purchasing the consumer businesses from eBay. Although eBay will not directly own and manage the private company businesses, eBay will be a minority investor in Rue La La and ShopRunner, retaining a 30% stake in each.
Separating the consumer businesses from the e-commerce and marketing services businesses will get the best results for all of the GSI companies. By separating the businesses, eBay and GSI can better focus on growing their product and service offerings. This combined with eBay’s focus on aggressively investing in GSI, will further GSI’s leadership position and strengthen eBay’s offerings without competing with their merchants. GSI can then be solely focused on building the best e-commerce and marketing products and services globally for our clients.
Looking back, I am very proud of the incredible company that we have built together. I am also proud of the leadership team we have assembled. I am confident that Chris and his team will accelerate the growth journey that we began 12 years ago. I want to thank each and every one of you for making GSI so successful. I look forward to seeing GSI and eBay together taking commerce to a whole new level by being the strategic global commerce partner of choice.
I encourage you to view this microsite http://changingshopping.ebayinc.com for additional details related to the announcement. Also, if you should have any questions, feel free to email them to gsievents@gsicommerce.com.
Shortly you’ll receive an invitation to join me and Chris, together with eBay’s CEO John Donahoe and CFO Bob Swan and PayPal President Scott Thompson, for a meeting later this afternoon. I encourage you to attend as we will share more about what this means for you and celebrate this exciting opportunity for GSI.
Congratulations to everyone at GSI. We should be very proud of the business we have built and even more excited about where we are heading.
Michael

Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following is a letter that was transmitted to clients of GSI Commerce, Inc. on March 28, 2011:
GSI LETTER TO CLIENTS
FINAL
TO BE SENT FROM RUBIN MAILBOX AT 9:05 AM
Today is a historic day for GSI Commerce. A news release was just issued announcing that eBay plans to acquire GSI.
As you know, eBay Inc. is an Internet pioneer and is today one of the world’s preeminent e-commerce and online payments companies. eBay has more than 94 million buyers and sellers worldwide and generated $62 billion in merchandise volume in 2010. PayPal is the leading online payments company with more than 94 million active registered accounts that generated $92 billion in payment volume last year. The acquisition of GSI will create a third, standalone business unit of eBay and mark their entry into providing e-commerce and interactive marketing services to enterprise clients.
We clearly see that the distinctions between online and offline commerce are disappearing. Technology is changing how people shop and how retailers and brands must compete. Today, retailers and brands need a partner that can enable multichannel distribution, create demand and drive shopping innovation.
We believe that combining GSI’s strength of serving leading retailers and brands with eBay Marketplace and PayPal businesses, as well as their mobile commerce leadership and focus on innovation, will create an unmatched suite of products and services for retailers and brands. With more than 50% of its revenue coming from outside of the U.S., we believe eBay is a perfect fit for GSI and its clients. eBay and GSI are well positioned to be your strategic global commerce partner of choice—enabling, not competing.
After the transaction closes, GSI’s e-commerce and marketing services businesses will be joining the eBay family and will be led by Chris Saridakis. Chris joined GSI as CEO of our global marketing services division about a year ago and has done an amazing job of developing and enhancing these businesses. Myself and our Board of Directors view Chris as the ideal person to lead GSI’s e-commerce and marketing services businesses based on his track record of success and his passion to drive growth for our clients. Chris is surrounded by an incredible leadership team and your GSI account teams will continue to remain fully focused on supporting you.
Also after the transaction closes, eBay will be selling 70% of Rue La La and ShopRunner and 100% of GSI’s Licensed Sports Merchandise business including Fanatics, to a new privately held company that I formed. This will allow eBay and GSI to better focus on e-commerce and marketing services businesses and maximize the benefit to clients from the combination of the companies. This along with eBay’s ability to invest in GSI’s products and services will allow GSI to focus on best meeting your needs. Between now and closing, I will work closely with Chris and upon closing of the transaction, Chris will report directly to eBay CEO John Donahoe.

GSI and eBay intend to lead the next generation of commerce — helping retailers compete globally and helping consumers shop for whatever they want, anytime and anywhere. While this represents a significant milestone for eBay and GSI, it becomes an even more important opportunity for you. I believe by strategically aligning eBay’s deep expertise in global, mobile and local commerce, you will be able to accelerate the growth of your business. Please feel free to contact me, Chris or Scott Hardy about these opportunities.
I am confident that GSI and all of its businesses are more focused than ever on supporting your needs.
Michael Rubin          Chris Saridakis
Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with Ernie and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.

Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following is an acquisition FAQ communication that was transmitted to employees of GSI Commerce, Inc. on March 28, 2011:

Acquisition FAQ for Employees

March 28, 2011
Overview/General Questions

1. Who is eBay? What do they do?	Founded in 1995 in San Jose, Calif., eBay Inc. connects millions of buyers and sellers globally on a daily basis through eBay, the world’s largest online marketplace, and PayPal, which enables individuals and businesses to securely, easily and quickly send and receive online payments. The company also reaches millions through specialized marketplaces such as StubHub, the world’s largest ticket marketplace, and eBay Classifieds sites, which together have a presence in more than 1,000 cities around the world.

2. Why did eBay enter into an agreement to acquire GSI? What is eBay’s vision for GSI?	With their complementary capabilities, GSI Commerce and eBay together will offer an unmatched suite of global commerce services. This powerful platform will drive shopping innovation and new ways for retailers and brands to engage customers and help people shop anytime, anywhere and on any device.

This transaction will introduce more than 180 GSI Commerce customers to eBay’s marketplace channel, and PayPal and BillMeLater will benefit from the opportunity to increase penetration with GSI’s customers online and off-line.

GSI’s technology platform will benefit from leveraging eBay’s resources and innovation, augmented by a suite of eBay’s technologies such as Milo and RedLaser.

3. Why did GSI decide to enter into an agreement to become part of eBay?	The lines between online and offline commerce are blurring as advances in mobile, local, social, digital media technology are changing how people shop ... and how retailers and brands must serve them. GSI’s clients need a partner that can enable multichannel distribution, create demand, and drive shopping innovation by capitalizing on these emerging trends.

By becoming part of eBay, GSI believes it would be better positioned to support clients as they compete in this ever-changing environment. After the transaction closes, we believe that combining GSI’s leading e-commerce and interactive marketing services with eBay’s global online marketplaces and payments platforms expertise together with their mobile commerce leadership and focus on innovation will position us to be the strategic commerce partner of choice for retailers of all sizes. We believe that all of this will help GSI capture a bigger share of this significant market opportunity.

4. How will GSI operate under eBay?	GSI Commerce will operate as its own business unit, similar to Marketplaces and Payments. The business unit will be led by Chris Saridakis, who will report into John Donahoe.

5. A few weeks ago, Michael said he wanted to take the company from being good to great. How does being part of eBay help GSI go from good to great?	We believe that eBay accelerates our strategy to go from “good to great.” In just 12 years we have built a very good company. We are fortunate to do business with prestigious clients who have helped us become a meaningful player in e-commerce and marketing services.

We outlined a strategy to help us get from good to great. Our strategy remains unchanged:
deliver best-of-breed products and services in order to drive top-line growth for clients and GSI.

We believe that eBay will help us become a great company faster than we would have done on our own. We believe that becoming part of the eBay organization will provide us with greater access to the resources that we need to execute on our strategy and expand our reach globally.

6. GSI is in the process of organizing our products and services to run like a business. Are we moving forward with that strategy?	Yes. GSI will continue with its strategy of operating highly competitive market leading businesses. We will constantly evaluate to ensure that we have the right structures in place to best serve our clients and the market.

7. What is the purchase price of the acquisition?	eBay will acquire GSI for $29.25 a share or for total consideration of $2.4 billion.

8. When does the acquisition officially close?	The transaction is subject to customary closing conditions including regulatory approvals, as well as the approval of shareholders. We expect the transaction to close in the third quarter of 2011.

The Acquisition

1. Will there be any other staffing changes at GSI? Will GSI lay off any employees?	Integration planning between eBay and GSI will begin soon. However, until the acquisition closes the two companies will continue to operate separately. When the transaction closes, we will be in a better position to share information on the impact, if any, on jobs and people.

2. What will be the names of the companies following the close of the acquisition?	eBay has significant brand equity around the world. As part of the integration planning process we will evaluate how to best position and brand GSI going forward.

3. Who is leading GSI? Why was this decision made?	Effective upon closing of the acquisition, Chris Saridakis will lead GSI’s e-commerce and global marketing services businesses. Chris joined the company about a year ago and has done an extraordinary job of developing and enhancing our global marketing services business.

4. After the transaction closes, eBay has agreed to sell the consumer-facing businesses: Rue La La, ShopRunner and Licensed Sports Merchandise businesses (TeamStore/Fanatics) to Michael Rubin. Why?	eBay is a big believer in GSI’s consumer-facing businesses and will maintain a financial interest in the success of two of these businesses, Rue La La and ShopRunner. However, these consumer-facing businesses are not core to eBay’s long-term growth strategy.

5. Why will Michael Rubin be stepping down after closing to lead the consumer-facing businesses?	Michael Rubin has formed a new privately held company which will purchase Rue La La, ShopRunner and GSI’s Licensed Sports Merchandises business (including Fanatics) from eBay after the closing of the acquisition of GSI by eBay. This will allow him to focus on growing these businesses.

And as we all know, Michael is an entrepreneur at heart and is very passionate about launching and growing new businesses. The new consumer-facing company will enable him to focus 100% of his time and energy on helping to scale and build these new businesses.

6. Do you expect that a lot of GSI offices to will relocated? Will any new offices open or merge with eBay offices?	No. We have no plans to relocate any offices in the foreseeable future. GSI’s corporate headquarters will remain in King of Prussia, PA.

7. What if someone other than a client, perhaps someone from the media, an analyst firm, or potentially competitors or investors, calls and starts asking me questions about this event. What should I say?
Media inquiries should be referred to Kelly Henry, Director, GSI Corporate Marketing (henryke@gsicommerce.com 610.491.7474). If you aren’t sure who is calling, take their name and number, refer them to the press release on our site, and send contact details to Kelly Henry.

Refer ALL investor/financial analyst inquiries to Steve Somers, GSI Director, Investor Relations (ir@gsicommerce.com or 610.491.7068). If you aren’t sure who is calling, take their name and number, refer them to the press release on the GSI website, and send contact details to Steve Somers.

What’s Next for GSI Employees and Clients?

1. When and how will the integration take place?	Both companies will operate independently and integration activities will not begin until the deal is closed which is anticipated to occur in the second half of 2011. Until then, it is important to understand that it will be business as usual for both GSI and eBay.

2. Will eBay be able to help GSI expand globally?	Yes. With more than 50% of its revenue coming from outside of the U.S., eBay is the perfect partner for GSI and its clients as we embark on our global expansion. eBay and GSI believe that the acquisition will enable eBay to leverage its global footprint to accelerate GSI’s international market expansion.

3. Will GSI still provide services for clients of Rue La La, ShopRunner and Licensed Sports Merchandise businesses (TeamStore/Fanatics)?	GSI will continue to provide technology, call center and marketing services for Rue La La, ShopRunner and Licensed Sports Merchandise businesses (TeamStore/Fanatics) and its clients. As part of the sale of the consumer-facing businesses to Michael, one of GSI’s Shepherdsville’s facilities will also be sold to the new privately held company led by Michael Rubin.

4. Will GSI’s benefits change? Health plan, 401K, etc. If yes, when will these changes take place?	For now both companies will run independently. Over the next few months eBay and GSI will evaluate how best to proved GSI employees benefits.

5. Does eBay have any fulfillment or call center capabilities?	eBay has call centers around the world including major operations in Salt Lake City, UT; Omaha, NE and Dublin, Ireland.

6. Will my pay change?	There are no plans to make any changes to compensation at this time.

7. Will there be employment opportunities for GSI employees at eBay?	Yes. Employees from both companies will be free to explore employment opportunities with the other. We believe there will be more openings once GSI becomes part of eBay.

8. What is the communications plan to GSI’s clients?	An email from Michael Rubin was sent to all GSI clients.

9. Will this change the v11 launch and rollout plans?	No — we’re excited and looking forward to a successful v11 launch and rollout is critical to our success. We will maintain the current development path we are on today.

10. Is there somewhere I can get more information about the acquisition?	You can link to a website for all of the information related to this announcement at http://changingshopping.ebayinc.com

If you have any questions about this deal, please email them to gsievents@gsicommerce.com

Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following is deal factsheet that was transmitted on March 28, 2011:
eBay Inc. Agrees to Acquire GSI Commerce

Headquarters	San Jose, CA	King of Prussia, PA
Employees	17,700	5,200
Customers	Approx.190 million active users and accounts across Marketplaces and PayPal	180 retailers and brands
2010 Revenue Business Units	$9.16 billion Payments, Marketplaces	$1.36 billion eCommerce, Marketing Services and Consumer Engagement

Transaction	On March 27, 2011, eBay Inc. and GSI Commerce entered into a definitive agreement in which eBay agreed to acquire GSI for $29.25 per share, or total consideration of approximately $2.4 billion. As part of the transaction, eBay will divest 100 percent of GSI’s licensed sports merchandise businesses and 70 percent of GSI’s Rue La La and ShopRunner businesses to a newly formed holding company, which will be led by GSI founder and CEO Michael Rubin.
Strategic Rationale
•	Retailers today need a partner that can enable multichannel distribution, create demand and drive shopping innovation through trends such as mobile, local, social and digital. EBay and GSI have complementary capabilities, creating an unmatched suite of global commerce services and opportunities. Combined with eBay and PayPal, we believe that GSI will enhance the company’s position as the strategic global commerce partner of choice for retailers of all sizes.
•	GSI has relationships with more than 180 customers across 14 merchandise categories, which includes leading retailers and consumer brands such as fashion icons like Adidas, Calvin Klein, Betsey Johnson, and Nautica and major retail chains like Toys R Us, Dick’s Sporting Goods, Bath & Body Works, and Restoration Hardware.

•	PayPal and BillMeLater will benefit from opportunity to increase penetration with GSI’s customers.
•	The combined business intends to lead the creation of next-generation shopping experiences for consumers, helping them to shop anytime, anywhere and on any device.
•	GSI’s technology platform will benefit from leveraging eBay’s resources and innovation, augmented by a suite of eBay technologies such as Milo and RedLaser.
Transaction Terms
•	eBay to acquire GSI for approximately $2.4 billion.
•	eBay will to divest 100 percent of GSI’s sports licensing businesses and 70 percent of Rue La La and ShopRunner to a newly formed holding company, which will be led by GSI founder and CEO, Michael Rubin.
•	GSI will be operated as a third business unit, to be led by Chris Saridakis.
•	GSI shareholders to receive $29.25 per share in cash.
•	The transaction will be financed with cash and debt, and is expected to close in the third quarter, subject to regulatory approvals and other customary closing conditions.

Contacts

eBay Inc.
press@ebay.com	GSI Commerce
+1-408-376-7493	http://www.gsicommerce.com/investors
Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).

Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following is an acquisition FAQ communication that was transmitted on March 28, 2011:
FAQ
1.	Why is eBay acquiring GSI Commerce?

2.	What are the terms of the transaction

3.	Who is GSI Commerce?

4.	How does GSI Commerce complement eBay’s portfolio and platform?

5.	What synergies do you anticipate from eBay’s acquisition of GSI Commerce

6.	How will GSI Commerce operate as part of eBay?

7.	What role will GSI’s senior management team play in the combined company?

8.	Why are Rue La La, ShopRunner and Fanatics being divested?

9.	What impact will this transaction have on eBay’s guidance?

10.	When is the transaction expected to close?
Why is eBay acquiring GSI Commerce?
•	Combined with eBay and PayPal, we believe GSI Commerce will enhance our position as the strategic global commerce partner of choice for retailers of all sizes.
•	With their complementary capabilities, GSI Commerce and eBay together will offer an unmatched suite of global commerce services. This powerful platform will drive shopping innovation and new ways for retailers to engage customers and help people shop anytime, anywhere and on any device.
•	This transaction will introduce more than 180 GSI Commerce customers to eBay’s marketplace channel, and PayPal and BillMeLater will benefit from the opportunity to increase penetration with GSI’s customers online and off-line.
•	GSI’s technology platform will benefit from leveraging eBay’s resources and innovation, augmented by a suite of eBay’s technologies such as Milo and RedLaser.
What are the terms of the transaction?
•	eBay will acquire GSI Commerce for $29.25 per share, or total consideration of approximately $2.4B, financed with cash and debt.
•	The transaction is expected to close in the third quarter.
•	Simultaneously with closing, we expect to sell stakes in two businesses and the entirety of a third business, which are not core to our long-term strategy, to an entity formed by GSI’s current CEO, Michael Rubin.

•	eBay will sell stakes in three businesses to the newly created Holding Company
•	100% of combined sports licensing business (Fanatics and Licensed Sports Merchandise)

•	70% of Rue La La and 70% of ShopRunner
•	eBay will loan the holding company $467M. Michael Rubin will invest additional cash of $31 million in the holding company..
•	Following the divestiture, eBay will own 30% of Rue La La and 30% of ShopRunner

Who is GSI Commerce?
•	GSI Commerce is a leading provider of online commerce solutions and interactive marketing services for retailers and is the only company that enables all aspects of online commerce for retailers and brands.
•	With more than 180 customers across 14 merchandise categories, GSI Commerce has strong relationships with leading retailers and consumer brands — from fashion icons like Adidas, Levi’s, Calvin Klein, Betsey Johnson, Kenneth Cole, Kate Spade, Nautica and Timberland; to major retail chains like Toys R Us, Dick’s Sporting Goods, Radio Shack, GNC, Bath & Body Works, Restoration Hardware, and Cost Plus World Market.
How does GSI Commerce complement eBay’s portfolio and platform?
•	Combined with eBay and PayPal, we believe GSI Commerce will enhance our position as the strategic global commerce partner of choice for retailers of all sizes.
•	With their complementary capabilities, GSI Commerce and eBay together will offer an unmatched suite of global commerce services. This powerful platform will drive shopping innovation and new ways for retailers to engage customers and help people shop anytime, anywhere and on any device.
•	This transaction will introduce more than 180 GSI Commerce customers to eBay’s marketplace channel, and PayPal and BillMeLater will benefit from the opportunity to increase penetration across GSI’s customers.
•	GSI’s technology platform will benefit from leveraging eBay’s resources and innovation, augmented by a suite of eBay technologies such as Milo and RedLaser.

What synergies do you anticipate from eBay’s acquisition of GSI Commerce?
•	Revenue Synergies:
•	Expand our platform capabilities

•	Global expansion opportunities

•	Improved multi-channel capabilities (local and mobile)

•	Expand large merchant presence on eBay platform

•	Expand the reach of our payment solutions on GSI Commerce, online and off-line
•	Cost Synergies:
•	Integration of GSI’s corporate structure into eBay to eliminate overlapping functions and create process and payment processing costs

•	Reduced G&A, technology spend and processing costs

•	We anticipate synergies growing to approximately $60M in 2013.
How will GSI Commerce operate as part of eBay?
•	GSI Commerce will operate as its own business unit, similar to Marketplaces and Payments.
•	The business unit will be led by Chris Saridakis, who will report into John Donahoe.
What role will GSI’s senior management team play in the combined company?
•	Michael Rubin, the founder and current CEO of GSI Commerce, will be leaving GSI Commerce upon the close of the transaction. The remainder of the GSI Commerce senior management team remains committed to the business.
•	Chris Saridakis will become the new president of GSI Commerce.
•	Chris joined GSI from Gannett Co., Inc., a leading news and information service, where he served as senior vice president and chief digital officer since 2008 and head of Gannett Marketing Services. Prior to Gannett, he was CEO of PointRoll, and helped build the company into the leader in rich media, serving the world’s top creative and media ad agencies. He has also served as senior vice president and general manager of DoubleClick’s Global TechSolution division.

•	Michael Rubin will lead a new holding company that will hold stakes in three businesses that are being divested by eBay simultaneously as part of this transaction.

•	eBay will sell stakes in three businesses to the newly created Holding Company.
•	100% of combined sports licensing business (Fanatics and Licensed Sports Merchandise)

•	70% of Rue La La and 70% of ShopRunner
Why are Rue La La, ShopRunner and Fanatics being divested?
•	eBay believes these businesses are not core to eBay’s long-term growth strategy.
What impact will this transaction have on eBay’s guidance?
•	Addressing short-term outlook, we will provide Q2 guidance on our Q1 earnings call in April.

•	Looking ahead, assuming the closing of the proposed transaction and the planned divestitures, we expect our 2013 revenue forecast to increase to $14.1 — $16.3B
When is the transaction expected to close?
•	The transaction is subject to customary closing conditions including regulatory approvals as well as the approval of GSI shareholders.

•	We expect the transaction to close in the third quarter of 2011.
eBay Inc. — Forward-Looking Statements
This document contains forward-looking statements relating to, among other things, the future performance of eBay and its consolidated subsidiaries that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding eBay and GSI Commerce and the expected impact of the transaction on eBay’s expected financial results for full year 2011. The company’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the receipt and timing of regulatory approval for the transaction, the possibility that the transaction may not close, and the reaction of consumers and GSI Commerce’s customers; the future growth of GSI Commerce; the reaction of competitors to the transaction; the possibility that integration following the transaction may be more difficult than expected; the company’s need and ability to manage regulatory, tax, IP and litigation risks (including risks related to the transaction itself) as its services are offered in more jurisdictions and applicable laws become more restrictive; the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company’s ability to profitably integrate, manage and grow businesses that have been acquired recently or may be acquired in the future; the company’s need to increasingly achieve growth from its existing users, particularly in its more established markets; the company’s ability to deal with the increasingly competitive ecommerce environment, including competition for its sellers from other trading sites and other means of selling, and competition for its buyers from other merchants, online and offline; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the effect of management changes and business initiatives; any changes the company may make to its product offerings; the competitive, regulatory, credit card association-related and other risks specific to PayPal and Bill Me Later, especially as PayPal continues to expand geographically and grow its open platform initiative and as new laws and regulations related to financial services companies come into effect; the company’s ability to upgrade and develop its systems, infrastructure and customer service capabilities at reasonable cost; and the company’s ability to maintain site stability and performance on all of its sites while adding new products and features in a timely fashion. The forward-looking statements included in this document do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.
More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations web site at http://investor.ebayinc.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements included in this document, which are based on information available to the company on the date hereof. eBay assumes no obligation to update such statements.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The following is a transcript of an investor conference call that took place on March 28, 2011:
Final Transcript
Conference Call Transcript EBAY — eBay Inc Conference Call to Discuss Acquisition of GSI Commerce Event Date/Time: Mar 28, 2011 / 03:00PM GMT

CORPORATE PARTICIPANTS
Jennifer Ceran
eBay Inc. — VP, IR
John Donahoe
eBay Inc. — CEO
Chris Saridakis
GSI Commerce — CEO, Marketing Service Division
Bob Swan
eBay Inc. — CFO
Michael Rubin
GSI Commerce — CEO
CONFERENCE CALL PARTICIPANTS
Sandeep Aggarwal
Caris & Company — Analyst
Scott Devitt
Morgan Stanley — Analyst
Rohit Kulkarni
Citigroup — Analyst
Spencer Wang
Credit Suisse — Analyst
James Mitchell
Goldman Sachs — Analyst
Paul Beaver
BAS-ML — Analyst
Youssef Squali
Jefferies & Company — Analyst
Colin Gillis
BGC Financial — Analyst
Colin Sebastian
Lazard Capital Markets — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and thank you for standing by. Welcome to the eBay investor call.
At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session, and instructions will follow at that time. (Operator Instructions)
As a reminder, this conference is being recorded. I would now like to introduce our first speaker for today, Miss Jennifer Ceran, Vice President of Investor Relations. Ma’am, please go ahead.
Jennifer Ceran — eBay Inc. — VP, IR

Thank you.
Good morning, and thank you for joining us on such short notice, and welcome to our conference call relating to the announcement that we made earlier this morning.
Joining me today on the call are John Donahoe, our Chief Executive Officer; and Bob Swan, our Chief Financial Officer; as well as Chris Saridakis, CEO of GSI Commerce’s Marketing Service Division.
We are providing a slide presentation to accompany the commentary during the call. This conference call is also being broadcast on the Internet, and both the presentation and call are available through the Investor Relations section of the eBay website, at investor.eBayinc.com.
Before we begin, I’d like to remind you that during the course of this conference call, we will discuss some non-GAAP measures in talking about our Company’s performance. You can find the reconciliation of those measures to the nearest comparable GAAP measures in the slide presentation accompanying this conference call.
This announcement contains forward-looking statements relating to eBay’s future performance that are based on its current expectations, forecasts and assumptions.
Those statements involve risks and uncertainties, and actual results may differ materially from those discussed. These statements include, but are not limited to, statements regarding eBay and GSI and the expected impact of the transaction on eBay’s expected financial results for full-year 2011, and eBay’s projected financial outlook.
Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approval for the transaction, the possibility that the transaction may not close, the reaction of consumers and GSI’s customers, the future growth of GSI, the reaction of competitors to the transaction, the possibility that integration following the transaction may be more difficult than expected; our need to manage regulatory, tax, IP and litigation risks; including risks specific to PayPal, Bill Me Later, and the financial industry, as well as those risks relating to the transaction itself.
The aftereffects of the global economic downturn; changes in political, business and economic conditions; the impact and integration of recent and future acquisitions; our increasing need to grow revenues from existing users in established markets; increasingly competitive environment for our businesses; the complexity of managing an increasingly large enterprise with a broad range of businesses; and our need to upgrade our technology and customer service infrastructure at reasonable cost while adding new features and maintaining site stability.
You can find more information about factors that could affect our operating results in our most recent Annual Report on our Form 10-K and our subsequent quarterly reports on Form 10-Q, available at investor.eBayinc.com.
You should not rely on any forward-looking statements. All information in this presentation is as of March 28, 2011, and we do not intend and undertake no duty to update.
With that, let me turn the call over to John.
John Donahoe — eBay Inc. — CEO
Well, thank you, Jenny, and good morning, everyone, and thank you again for joining us on such short notice.
This morning we are thrilled to announce that we’ve reached agreement to acquire GSI Commerce. And here is what we are going to do this morning.
I’m going to talk briefly about why we are doing this and where it fits. Then I’m going to ask Chris Saridakis, who’s going to lead GSI’s business for us going forward, to describe a little bit more about their business. And then Bob is going to describe the structure and terms of this transaction, as well as what it means for our outlook and results.

Let me just say that simply put, this acquisition fits squarely in the direction we talked about last month at our analyst day. You’ll recall at that time, we talked about the industry being at an inflection point, in particular that the boundaries between online and offline were blurring, and that the commerce market was evolving with the new retail environment where retailers of all sizes are looking for help to grow their businesses.
And you’ll recall that we said that our Company, we believe, is well positioned with a strong set of assets to take advantage of what is a growing market opportunity, with two strong core businesses — PayPal and our marketplace, eBay Marketplace business with growing synergies in those businesses. We talked about the accelerating pace of innovation, and you saw examples of the innovation that we are driving forward, and we talked about an expanding opportunity set through our open commerce platform.
Today’s announcement, in acquiring GSI Commerce, fits squarely in that direction and in our strategy. And in particular, GSI Commerce is going to help us accomplish three things.
One, it extends our Company’s reach into large brands and retailers. Second, we believe the combination of these two companies will strengthen GSI’s business, and GSI will help strengthen eBay and PayPal’s business, through incremental business. And lastly, that our two platforms can come together and form an unmatched commerce services stack for retailers of all sizes.
Let me just elaborate briefly on each of those, and I’m going to use — for those following this presentation — I’m only going to pull charts from our analyst day a month ago. The boundaries are blurring. We talked about that mobile and smart phones are absolutely bringing offline retail online at a pace that is far greater than it was 18 to 24 months from now.
And the implication of that is that retailers of all sizes must find buyers in new ways. Whether you are the largest retailer or a small business, you need to go multichannel, you need to drive demand in different and new ways; you need to reach buyers globally, not just locally; and you need to keep up with the pace of innovation.
The number of retailers, large and small, that have come to us saying — we are grappling with how you deal with mobile commerce, we are grappling with how to deal in a social commerce world, we are grappling with how to go global — has been striking. And that we believe represents an opportunity for our Company.
And so our strategy that we’ve outlined for the last several years, where we connect buyers and sellers, we see GSI Commerce fitting squarely in that strategy — because what GSI Commerce in essence does is it enables large sellers, large retailers and brands, to meet buyers successfully and effectively. So, GSI fits squarely in our strategy.
When you look at it across our portfolio, what we now have is a capability that extends from sole proprietors to small businesses, now squarely into the large merchants. And you see the large merchants market is enormous, $160 billion in the US. And now between GSI Commerce, our Bill Me Later services, and some of the offline POS payment capability that Scott talked about at our analyst day, our Company now has a strong and growing offering for large merchants and large brands around the world.
And what is common about all of our assets is that we partner with retailers and we do not compete with them, and we believe retailers are looking to partner with someone, not be concerned about competition. So, how are we going to run this business?
We are going to run it as the third leg. We will run it as a separate business unit for 2011. It’s going to be run by Chris Saridakis who you’ll hear from in a minute. Chris has been running their marketing services business and we are thrilled that he will be overseeing this whole business unit.
The primary focus for GSI in 2011 is to focus on executing on their plan with large retailers and brands, and we will begin to evolve our platforms toward a common direction which we believe can serve large businesses and small across eBay, PayPal, and now GSI.
So with that, Chris, let me turn it over to you, and can you talk a little bit about GSI as a company?
Chris Saridakis — GSI Commerce — CEO, Marketing Service Division
Sure. Thank you. Thank you, John, and let me just say that I’m really excited about this acquisition, and to be part of eBay. It strategically fits perfectly in place.

And for those of you who do not know GSI, we offer a broad suite of e-commerce solutions and global marketing services. And what does that really mean? That basically squares up against a commerce technology on the e-commerce side, fulfillment, and customer care.
We are 100% focused on the e-commerce side, in providing an end-to-end solution for our retail partners. Our retail partners happen to be some of the largest retailers around the globe who depend on us for not only our online execution, but also multichannel solutions.
As we look at the Global Marketing Services business, the goal of Global Marketing Services is to continue to drive demand back into our retailers’ websites. And so we set it up strategically so that on one hand, we could help our retailers execute and compete in a very competitive market, online and both offline, while continuing to drive demand back to their site and continue to build the analytics so that we can focus on reengineering a marketing plan, so that we can continue to execute against the conversions back on the site.
This is the only company that enables all aspects of multichannel commerce. And with that, we have a great list of leading brands and retailers that work with us.
Since the founding of GSI, this company has always focused 100% on going after really large brands and retailers. Our focus, as you see on this slide, is with the top retailers and it will continue to focus on bringing in large retailers, diversified across many different categories.
Retailers absolutely need a partner, not a competitor. As over the past 12, 13 years of the history of GSI, we’ve been able to hone a lot of our technology and a lot of our knowledge around what drives consumers to shop both on and offline.
And what we’ve discovered and what we know, is retailers need access to multiple channels to reach customers and to generate demand. They also need flexible, customized solutions and the ability to keep up with innovation and technology, both off and online.
Finally, they really need a trusted partner, someone who can innovate with them. And the combination of eBay and GSI offers each one of our clients and our future clients that opportunity, not only to expand the reach within the global marketplace with access to more than 95 million customers, but the ability to continue to build a full suite of technology offerings by jointly developing both what GSI has and what eBay already has.
So the goal is for eBay and GSI — the combination as a strategic commerce partner of choice for all of our customers around the globe. Many people know that GSI has been in business for quite some time and has evolved our technology solutions.
We are close to releasing our V11 platform which is an enhanced platform, and basically the problems that that solves for our customers is increasing many more of the management tools, creating a lot more flexibility, giving them a lot more operational efficiencies so that they can drive much more sales online and in-store. But furthermore, what makes this acquisition very attractive, is for us to combine the efforts and co-develop what is essentially a commerce OS — to basically take commerce to the next level, and open up the system so that we can create unique solutions that both connect on and offline, and leverage a developer network to help iterate and improve a platform that is going global.
So in the end, our retailers depend on us to help grow their business every day, through our technology and through our services. But what’s also unique about this acquisition is the assets that eBay has, that we could leverage and use within our current product set — from local shopping solutions with Milo, to mobile capabilities with Red Laser; and finally, Critical Path working closely our Digital Agency in the global marketing side to help develop apps for many of our retailers.
But what’s impressive is the $1 billion of combined R&D spend that we will be able to leverage jointly, so we build a better, stronger global platform. One of the areas where we will focus on is having stealth-like execution in the numbers.
And I feel really confident that the 2013 outlook of revenue coming in at $1.1 billion to $1.3 billion and some of the key growth drivers for that are pretty important to spell out; and that is, comp store growth is going to be one of the factors for driving it. But not only that, leading multichannel innovation to help our clients draw the lines between on and offline and blur them even more, to make us a lot more competitive.
Also, increasing new clients and geographic expansion will be key to our growth into 2013. We are looking at a direct segment margin of anywhere between 19% to 21%, and feel pretty comfortable and excited that we will be able to achieve these numbers.
So again, John and team, I am really excited to join eBay and look forward to the challenge and the opportunity to grow this business globally. Thank you.

Bob Swan — eBay Inc. — CFO
Chris, thanks; it’s Bob. And, Chris, I want to welcome you to the team as well.
We are very excited to have you and the entire GSI Commerce team join the family of eBay. So, I’m looking forward to working with you and I’m looking forward to you and the entire team blowing away these numbers over the next three years as well. Let me provide a little more specifics about today’s announcement.
John and Chris talked about the strategic rationale and about GSI a little more specifically. Let me just highlight a few of the specific deal terms.
First, eBay is acquiring GSIC for $29.25 per share, or approximately $2.4 billion. And we will finance the transaction with cash and debt, and we expect to close in the third quarter of this year.
Simultaneous with the closing, we expect to sell certain businesses of GSI that are not core to our long-term strategy, to an entity formed by GSI’s current CEO Michael Rubin. And we expect to — and our plans are to retain a financial interest in certain of them, and I will talk more about these in a second.
Third, assuming we close in the third quarter — mid-third quarter — we expect the acquisition to be immaterial to our 2011 non-GAAP EPS guidance announced on January 19 and have a $0.30 to $0.34 negative impact to our 2011 GAAP EPS guidance, including a GAAP charge primarily related to the divested GSI businesses.
As Chris and John mentioned, this is an opportunity to use our balance sheet to enhance eBay’s position as the strategic commerce partner of choice. Let me give a little more specifics about how the transaction will work.
First, we are a acquiring the whole company that in 2010 generated $1.4 billion in revenue. As I indicated, simultaneously we will be divesting some of the non-core assets for roughly $600 million. In particular, we will be selling 100% of the licensed sports merchandising business, and the recently acquired Fanatics business.
In addition, we will be selling 70% of Rue La La and ShopRunner in the consideration that we will receive and the selling of the divested assets includes roughly $31 million in cash, a seller note from eBay of $467 million, and the retained stake, the retained 30% equity interest that we will have in both Rue and ShopRunner. And, Michael, I’m really looking forward to being a large shareholder, to see you do with Rue and ShopRunner what you’ve been able to do with the GSI business.
And what we will end up with is the strategic assets that John and Chris talked about, the global e-commerce services business which is roughly $700 million in revenues in 2010; and the Global Marketing Services business that was roughly $200 million in revenue in 2010. So as we — the assets we get generate about $900 million in revenue, and one thing just worth noting is in that $900 million, it includes approximately $170 million of revenue associated with the owned inventory model that GSI has been transitioning away from, and we expect that to contribute zero in revenues in 2013.
So as I reflect back on the framework for growth that we set out for you back at our analyst day just a couple weeks ago, we talked about four things — protecting and extending our core businesses, we talked about expanding our adjacencies, planting and growing seeds, and leveraging both our platform capabilities and our balance sheet to strategically position us as the leading player in e-commerce and commerce going forward. This acquisition of GSI checks every single box that we talked about a couple weeks ago on our framework for growth.
As we think about synergistic value, it really comes in three ways. First, the business that we are acquiring, as Chris indicated, it generated roughly $900 million in revenue in 2010, and we expect it to grow to approximately $1.2 billion in 2013.
The business will be able to leverage some of our platform capabilities, and we believe we can leverage some of GSI’s platform capabilities. We will have the opportunity to dramatically expand what has primarily been a domestic business, and make it a global business. And while this deal is all about growth, there will be some cost synergies with corporate overlap and payment processing costs that we will be able to realize.
Secondly, it’s not just about GSI, but it’s about its large client base of 180 merchants in the e-commerce services business that we believe can use eBay as one of their primary channels of distribution, and more and more of their large client base selling to the eBay platform we believe can help expand GSI’s clients, again both domestically and globally.

And the third component of synergies is PayPal and BML’s reach. Scott talked quite a bit about PayPal’s strategy over the next three years of extending our merchant coverage and expanding consumer’s preference in using PayPal and Bill Me Later at point-of-sale checkout.
GSI represents approximately a $3.5 billion business today, and Scott and his team through a commercial relationship have been expanding their presence on the GSI network, and we expect to be able to accelerate that more and more going forward. And as we think through 2011, 2012 and 2013, we believe we will generate at least $60 million in synergies through GSI, through expanding its merchants’ presence on eBay, and expanding PayPal and Bill Me Later’s reach on the GSI platform.
So as I step back and reflect on the three-year numbers that we provided for you back at analyst day, the PayPal business growing to $6 billion to $7 billion over the next couple of years and generating 24% to 26% segment margins, we talked about eBay or the Marketplace’s business’s plans to grow to $7 billion to $8 billion by 2013, generating approximately 40% of segment margins.
And with our newest addition, with Chris leading the team, we expect GSI to generate $1.1 billion to $1.3 billion in revenue by 2013, with their segment margins as they characterize — for those of you that know the business well — NGIO margins of 19% to 21%. So as you look at our revised aspirations for 2013, these will be additive to the numbers we gave you.
We believe by 2013 with the addition of GSI, we will be able to generate revenues of $14.1 billion to $13.6 billion, generate non-GAAP EPS growth of 12% to 16% CAGR over the three-year timeframe, and free cash flow of $8 billion up to $9 billion over the course of the three years. So as John captured at the beginning, we sent out some key messages from our analyst day just a month ago.
Today’s announcement, the acquisition of GSI Commerce, extends our reach with large brands and retailers, brings together complementary capabilities in a manner which strengthens GSI and helps our existing core businesses, and extends our open commerce platform capabilities. And as I said when I started, we are very excited by the prospects of this combined company as we think about being the leading player on a go-forward basis in e-commerce and in commerce at large.
Operator, with that, that’s the end of our prepared remarks and we would love to entertain questions.

QUESTION AND ANSWER
Operator
(Operator Instructions) Sandeep Agarwal, Caris & Company.
Sandeep Aggarwal — Caris & Company — Analyst
Thanks for taking my question. Just one question on — clearly there’s a lot of synergies in terms of eBay getting access to these 180 very large multichannel retailers.
Can you elaborate how do you plan to leverage GSI fulfillment capabilities? Would we expect something like fulfillment by eBay or maybe any other — more than (inaudible) type of service level like (inaudible) from eBay where shipping experience enhanced for buyers?
John Donahoe — eBay Inc. — CEO
Yes, Sandeep, why don’t I comment on that?
GSI does bring strong fulfillment capabilities for their large merchants, and that’s an important part of their service offering that many of their customers take advantage of. Obviously, over time, this could provide an opportunity for some of the larger eBay sellers to take advantage of those fulfillment capabilities.
And as I said earlier, the focus in 2011 is going to be for GSI to focus on their existing customer base and execute on their plan, and what we’ll do is we will introduce GSI’s capabilities to some of eBay’s largest sellers. But we are not putting that — that is an incremental opportunity; we are not putting any of that in the plans that you’ve heard us talk about today.
But we do feel like they’re fulfillment capabilities, and frankly some of what Michael will be doing in ShopRunner will provide some assets and capabilities that eBay sellers will, over time, be able to take advantage of. (multiple speakers) the numbers that we talked about today.
Operator
Scott Devitt, Morgan Stanley.
Scott Devitt — Morgan Stanley — Analyst
Thanks. John, first, wanted to see if you could just rank the — where you think the most significant long-term opportunities are from — if you think of fulfillment by eBay as potentially one opportunity, bringing large retailers onto eBay, eBay becoming the partner of choice for third parties on the Internet, globalization and PayPal. And then I had a follow-up.
John Donahoe — eBay Inc. — CEO
I think the biggest opportunity is these large merchants are looking for help, and I hear that from Scott Thompson who is constantly out talking to large merchants on behalf of PayPal. And what they are saying to Scott is, we need help from more than just payments, Scott. We need help to grow our businesses, we need help with mobile commerce, we need help figuring out social commerce.

And when we looked around about who is actually providing that help today, it is GSI. And so what has clearly happened here is that Scott and GSI had a commercial relationship, and the more we talk between the two companies, we were hearing the same thing and we felt like this opportunity to help large merchants and large brands compete in a multichannel world, we could be an effective and useful partner.
And I think all of us think that’s the biggest core opportunity that’s in front of us. And it is globally, that there — Michael was saying that he called a couple of their large merchants this morning, and one of the largest brands, one of the most globally well-known brands in the world — Michael, I won’t repeat their name said — you know what? Can they help me go global? I need to go to Asia, I need to go to Europe. And so that’s a place where the kind of eBay synergies along with GSI I think can really help these merchants succeed. And what we share is we want to be a partner, not a competitor.
Scott Devitt — Morgan Stanley — Analyst
Thanks for that. The follow-up is just related to the licensed sports business, the new business that Michael is forming.
And I’m wondering, are you retaining the fulfillment and other relationships that those licensed businesses actually hold with legacy GSI? And are there any change-of-control clauses in the existing arrangements? Thanks.
John Donahoe — eBay Inc. — CEO
Bob, why don’t you address that?
Bob Swan — eBay Inc. — CFO
Scott, thanks. Yes, as I know you are aware, the GSIC infrastructure has nine fulfillment centers, seven domestically and two internationally.
Michael and the newly formed company will take the Fanatics — the existing Fanatics warehouse, and will take another one of the remaining eight. So we will retain seven fulfillment centers, and Michael will take two, including the Fanatics acquisition — sorry, including the Fanatics warehouse.
Your second question about change-of-control, I’m not exactly sure what you are asking there, Scott. So could you give me a little more color?
Scott Devitt — Morgan Stanley — Analyst
Well, sure. Retailers have contracts that, when they come up with GSI or renegotiate it, sometimes at different rates, and I’m just wondering if they’re from a control standpoint, given the ownership changing, if the existing (multiple speakers)
Bob Swan — eBay Inc. — CFO
I got it. Great, thanks for the clarification.
So, first and foremost, as we indicated, GSI has long-standing relationships in the e-commerce services business with 180-plus top brands and retailers. Those contracts are relatively long-term in nature.
I would say that they are there because the GSI team executes and serves those client every day, and that’s the primary focus of the team. At the same time, there’s essentially no change-of-control provisions in their customer contracts.
So with this transaction, no contracts will be terminated. At the same time, we focus on earning those contracts every day going forward, and that’s the way the GSI team has built those firm relationships, and that will continue going forward.

John Donahoe — eBay Inc. — CEO
Thanks, Scott.
Jennifer Ceran — eBay Inc. — VP, IR
Next question?
Operator
Mark Mahaney, Citigroup.
Rohit Kulkarni — Citigroup — Analyst
This is Rohit Kulkarni filling in for Mark.
Can you talk about the synergies, just from a marketing services standpoint? What do you think that can happen to marketing services that eBay provides?
And secondly, what gives you kind of greater confidence with regards to growing the GSI core business at 17%, 18%, 19% CAGR over the next three years? Is it more margins signing up with GSI? Is it more merchants selling more stuff on eBay, or anything else?
John Donahoe — eBay Inc. — CEO
Thanks for the question. I will tackle it and then Chris will — I’ll set a very low bar for Chris and he will leap over it.
First, in terms of the synergies with marketing services, I see it going really two ways. One is, eBay over the years has developed some competencies and capabilities to drive demand to the eBay site, whether it is our what I would characterize as world-class keyword buying capabilities with our Triton engine, whether it’s our affiliate network that we’ve developed over time, we have some capabilities and technologies that we have used that may be valuable to Chris and his clients.
On the flip side, Michael and Chris have assembled quite a bit of capabilities in terms of e-mail capabilities, agency capabilities. And we believe that they may be able to help and enhance eBay’s demand-generation capabilities. So I think in both companies, we have some competencies we think we can each leverage from, and from that, we see natural synergies.
I should say that as you can tell by the numbers, we didn’t count on a whole lot in the numbers we shared with you, but that’s not an indication of how excited we are about where the synergies actually exist. I think the second question was just on EBITDA margins, if you will.
I think if you look at the business that we are acquiring today, it’s roughly a 15%, mid-teen EBITDA margin. And Chris laid out about a six-point improvement over the course of the next three years, and I think there’s really three things.
One is and most importantly, is the growth and evolving mix of the business. So we expect marketing services — that’s a higher-margin business — to continue to grow more than the overall business.
Secondly, as I indicated, the team has been winding down its inventory-related sales, and that as you are probably aware is relatively low-margin. So as that revenue goes away, that mix effect will be a positive impact on the segment margins for the business.
Third, we talked about some synergies that we think we can get in the G&A infrastructure and lower payments-processing costs with the PayPal team on the GSI platform. But lastly on synergies, and margin expansion, this is about growth.

This is an acquisition about an e-commerce growth rate that is accelerating, lines that are blurring between on and offline. We think the collection of capabilities well positions us to help merchants, brands and retailers around the world grow fast, and that’s the reason for this acquisition.
We will get good growth, we will get good margin expansion. But primarily, this is about serving customers better and helping them grow their businesses. Chris, I know that you are more eloquent and more familiar with it; would you care to just tell everybody how low my expectations are, or —?
Chris Saridakis — GSI Commerce — CEO, Marketing Service Division
Well, thanks, Bob. They actually are fairly low; we actually are pretty excited about —
John Donahoe — eBay Inc. — CEO
That was easy!
Chris Saridakis — GSI Commerce — CEO, Marketing Service Division
— the opportunities, not only just with the margin expansion, but going back to your earlier part, the Global Marketing Services. We do work with eBay quite a bit in our e-mail products.
We have some great products that we had just acquired last year of FetchBack, a re-targeting tool, a mobile SMS platform. So there are some ways in which we can work together to actually expand those products throughout eBay’s marketplace and PayPal, and push those products around the world. And that’s exciting; that’s new growth on top of a fast-growing business.
And then I think you covered it fairly well, Bob; we believe the comps will continue to grow our revenue. We are focused 100% on growing this business, and while extracting out any extra costs that we can, and getting the benefit from both a high, fast-growing business and the efficiency on the bottom line.
Jennifer Ceran — eBay Inc. — VP, IR
Next question, Operator?
Operator
Spencer Wang, Credit Suisse.
Spencer Wang — Credit Suisse — Analyst
Good morning. Just two quick questions.
I was wondering — I guess for Chris — what’s the overlap between GSI clients and PayPal and Bill Me Later? I guess how many of your — GSI’s clients use PayPal or accept PayPal and Bill Me Later?
And second, for Bob, I was just wondering if you could just give a little bit more details about the $60 million in synergies in 2013. Is that largely the G&A component and the payment-processing costs, or how much is in there for some of the revenue synergies? Thanks.
Michael Rubin — GSI Commerce — CEO

Sure. This is Michael; I will hit the first question as it relates to Bill Me Later and PayPal penetration.
We’ve been partnered with Bill Me Later I think ever since Gary started the business a long time ago, and PayPal is actually — so (inaudible) we started with in the last several years, and we’ve been amazed at how much of a positive impact it’s had on our clients’ businesses. Without giving out any specific numbers, I think this year, the penetration and dollars that go through PayPal and Bill Me Later will be at least four or five times what they were last year. So without question, PayPal is the fastest-growing payment tender that we take at GSI, and what we are finding is better conversion in checkout through PayPal than our traditional checkout.
So I will tell you, Scott did a great job spending years really convincing us of how good this was. And like a lot of big retailers, we really like to wait and see, and what we’ve seen now that we’ve got a lot of history is great results, fastest-growing payment tender, better conversion in checkout. And also, now with this acquisition, access to PayPal’s 94 million customers that can uniquely help GSI clients drive demand to our clients, something that they are very excited about.
Bob Swan — eBay Inc. — CFO
Great. Thanks, Michael.
Relative to synergies, I’d break it out as follows — first, on the GSI synergies, we expect roughly $40 million. On the PayPal growth from higher coverage with PayPal and with Bill Me Later and more consumer adoption, we see roughly 20. And from expansion on the core eBay platform, we see roughly 20. And then we know that there’s some costs along the way that help us get there, so net synergies of about $60 million in 2013.
In terms of the GSI synergies, as I indicated, we will clearly have some corporate overlap that we will work our way through. Clearly there’s some PayPal contracts and lower-cost processing that will benefit the business, and those are going to be the primary components over the next couple of years.
We do expect as we get into 2013 and move into 2014, after the deployment of the next-generation release of Version 11 of GSI through the existing client base, that the technology spend will come down over time. But we don’t expect much of that in 2012 at all, relatively modest in 2013; but expect a little bit more as we go into the future.
Spencer Wang — Credit Suisse — Analyst
Great, thank you very much.
John Donahoe — eBay Inc. — CEO
Thanks a lot for that question.
Operator
James Mitchell, Goldman Sachs.
James Mitchell — Goldman Sachs — Analyst
Great, thank you. I wanted to ask two quick questions.
One, more financial in nature, I just want to check the funding of the transaction. I assume that eBay is using its onshore cash balance which I think was about $2.5 billion to $3 billion at the end of last year.

And then the second question, more operational, when I look at the revenue targets for the acquired GSIC businesses in 2013, do you implicitly assume that owned inventory sales disappear completely, or do some of those reappear as non-inventory e-commerce sales in the 2013 revenue forecast?
Bob Swan — eBay Inc. — CFO
James, on the second — on the second one, yes, we expect essentially zero inventory from the inventory-related gross revenues in 2013. As I indicated last year, it was about 170, and we expect it to go down over time.
In terms of how we will finance the transaction, yes, we had about $2.7 billion in cash in the US at the end of the year, and we indicated that we would expect to use both cash and debt, which I would anticipate being from our CP program. It’s been in place for a while now. So primarily US-based cash, but we will also have significant CP capacity in a backup revolver we’ve put in place a couple of years ago. Thanks a lot, James.
Jennifer Ceran — eBay Inc. — VP, IR
Next question?
Operator
Justin Post, Bank of America-Merrill Lynch.
Paul Beaver — BAS-ML — Analyst
This is [Paul Beaver] for Justin Post.
I might have missed it, but have you commented on the percentage coverage of GSI’s customer base in terms of how many are currently using PayPal?
Michael Rubin — GSI Commerce — CEO
It’s Michael; I will hit that. I think if you were to ask that question a year ago, I think maybe half of our customers would have taken standard PayPal.
Today, most customers take PayPal and most customers take PayPal Express. And the interesting thing that we’ve learned is when you go from traditional PayPal to PayPal Express, not only does the penetration go up, the conversion goes up in checkout. So it’s both a big win for eBay and a big win for our clients and is creating terrific results.
One question that people haven’t asked, is what’s the opportunity for our retailers within eBay Marketplace. I only had a chance to speak to a few of our largest partners this morning, but one of the things I was fascinated with was, right away, people kind of keyed in and said — you know, the biggest cost for our retailer is the markdowns that they have in their stores, and can’t eBay Marketplace help us to have a lower cost of markdowns to use instead of one store location to sell to a local base of customers, to use the whole world through eBay Marketplace?
So, I think while PayPal was not meaningful to us a few years ago and today is, again, our fastest-growing payment tender with terrific conversion, I think that same opportunity exists for eBay Marketplace to help our merchants sell their excess inventory, which is for a retailer the single biggest cost of operations, which is their markdowns. And we think that’s going to be a gigantic opportunity in the future.
Paul Beaver — BAS-ML — Analyst
And are there any synergy opportunities for PayPal and eBay to use GSI’s Digital Agency from licensing services?

Bob Swan — eBay Inc. — CFO
Yes, we mentioned that a bit earlier, an earlier question was about where we saw synergies between eBay and marketing services. And we see synergies going both ways in terms of eBay using marketing services capability, and marketing services and GSI as a whole using some of the technologies and demand-generation capabilities that we’ve built over time. So yes, we do see synergies there, we are excited to use those capabilities to drive more demand to both the marketplace and GSI clients over time.
John Donahoe — eBay Inc. — CEO
I want to go back to what Michael was saying and just draw the link that I’m sure all of you are seeing. You’ll recall at our analyst day when Doug McCallum who ran — who runs eBay Europe — stood up and talked about how the results of eBay UK — which is growing faster than the market — was directly driven by the ability to pull branded retailers onto eBay, and you remember SuperDrive being an example of a branded retailer in the UK that used eBay as an important incremental channel for initially their markdown, and increasingly their other merchandise, and we believe — and you heard Chris Payne who runs eBay North America, talk about the same opportunity in North America.
We believe this acquisition can help accelerate bringing those branded retailers and brands onto eBay in a way that will be both incremental growth for those customers, those 180 GSI customers, as well as incremental growth for the eBay Marketplace.
Next question, please?
Operator
Youssef Squali, Jefferies & Company.
Youssef Squali — Jefferies & Company — Analyst
Thank you very much, two quick questions, please. Can you speak to the new partnership you guys are forming with Michael?
The rationale of keeping 30% of that, just how big an opportunity do you see there? And why actually not keep Rue La La? Because it seems to be somewhat tangential to the business, but could add some value. Thanks.
John Donahoe — eBay Inc. — CEO
Youssef, thanks.
So, we clearly see the most strategic component of this acquisition being the e-commerce services and marketing services, and that’s where we play. That’s where GSI plays and that’s where we see natural complementary capabilities that we want to capitalize on.
Where we clearly saw no real opportunity is in the Fanatics and sports licensing business. That’s not core to what we do, it’s an inventory-related model.
We do not want to be in competition with our community of sellers, and that business would in fact be in competition. That’s a place that we just do not want to go.
The Rue and ShopRunner are a little bit different. I would characterize them as, first, near-term operating losses; second, high beta; third, huge opportunity; and fourth, if we tried to realize their opportunity, we would probably screw it up.
And it just so happens that, in Michael, we see a guy who can take those concepts — Rue and ShopRunner — to a level that we couldn’t imagine, and our 30% interest is our indication of how excited we are in seeing what Michael can do to both of those businesses over time. So, sports licenses and Fanatics, not core to what we do; massive conflict with our community of sellers. The other is more high beta, but high return, and we wanted to maintain a stake in those to see what Michael could do with them.

Bob Swan — eBay Inc. — CFO
And we mentioned to Michael this morning that our 30 percentage in Skype has turned out to be quite valuable, and he assures us that this 30% interest could — with his efforts, it’s going to pay for the whole deal over a few years, right, Michael?
Michael Rubin — GSI Commerce — CEO
I wish you gave me something higher to reach for. It was pretty nonaggressive (laughter)
Youssef Squali — Jefferies & Company — Analyst
All right, thank you.
John Donahoe — eBay Inc. — CEO
And obviously there will be a chance to work together, that if we can expose Shoprunner to eBay sellers, if we can expose Rue to eBay, I mean there are going to be some natural synergies that I think will develop through the commercial relationship.
Michael Rubin — GSI Commerce — CEO
I think the single thing that I’m most excited about is the feedback that I already heard from clients today, of how we can better help them to solve their problems, and I think Bob and John, you guys did a great job of hitting that. But whether it’s Rue La La or ShopRunner, or whether it’s the core e-commerce and marketing services business, what’s great is our clients — I’m already hearing this and seeing e-mails — wow, is great for us, how can you help us solve this problem, how can you help us solve that problem? How can we do this more quickly?
So, just the excitement from our clients is just, it’s great and that’s the thing that I think is really going to drive incremental growth for us.
Youssef Squali — Jefferies & Company — Analyst
Thanks.
Jennifer Ceran — eBay Inc. — VP, IR
Next question?
Operator
Colin Gillis, BGC Financial.

Colin Gillis — BGC Financial — Analyst
John, I just want to get back to that 180-customer comment. How many of those customers is the real opportunity? Is it all of them, or is it a portion of them? And are you working with any of them currently?
John Donahoe — eBay Inc. — CEO
Well, I think the short answer is, we don’t know. What I said earlier, that what we are hearing from large retailers across the board — whether through PayPal or what Michael just — Chris had described through the GSI experiences, they are having growing needs. The market is changing.
The blurring lines between online and offline has got retailers realizing that they’ve got to compete globally, they’ve got to go multichannel. And so, we haven’t gone through systematically the 180 clients, but that’s one of the obvious things we will do over the next three to six months is we will jointly call on GSI’s client base and include — PayPal, eBay and GSI will be at the table and say, how can we help and how can our collective set of assets help them grow their businesses?
And I think we will have a fairly high take-up rate. So we haven’t quantified it and you’ve seen what we’ve put in the synergies, a relatively modest amount.
Colin Gillis — BGC Financial — Analyst
Is there an analytics play here as well? I mean, is there a data excellence that GSI has and does it get strengthened by this deal?
John Donahoe — eBay Inc. — CEO
Again, think I would characterize that as an unexplored synergy. We haven’t yet had the marketing and services team and our eBay team sit down and say what kind of data and analytics do we have? Chris is nodding here; I think all of us sense there’s some real synergy and opportunity there, but I would characterize it as as of yet unexplored.
Colin Gillis — BGC Financial — Analyst
Good.
John Donahoe — eBay Inc. — CEO
So we have time for one more question.
Operator
Colin Sebastian, Lazard Capital Markets.
Colin Sebastian — Lazard Capital Markets — Analyst
Great, good morning. Thanks and congratulations.
Just one question quickly on the $170 billion of owned inventory revenues in 2010 not included in the going-forward guidance. Is that migrating to a commission model, or is that part of the business that’s going away?
And then lastly, curious if you actively looked at some of the e-commerce technology companies that have more of a software-only focus as an option to extend eBay’s reach. Or was it the full end-to-end platform that really provided the value that GSI brings? Thank you.

Bob Swan — eBay Inc. — CFO
On the — Colin, thanks — on the first question, this is the migration of inventory owned to a services model that the Company has had underway for almost two years now. So it’s not the assets that are being divested, it’s the core — they’ve been migrating to a service-based offering for a while now.
In terms of the landscape of players, I mean obviously we continue to look at what’s the best and most effective way to assemble capabilities to serve the needs of merchants and retailers, and we’ve concluded that by a longshot, this is the best asset, the most scarce asset with a broad set of capabilities that are what merchants and retailers are looking for today. And they can do that both as a bundled service and increasingly as an unbundled service, depending on the needs of the specific client.
So we are very excited about its collection of capabilities, its ability to be a one-stop shop, but also an evolving platform that enables it to deal with unbundled needs of particular clients.
Colin Sebastian — Lazard Capital Markets — Analyst
Great. Thanks again and congratulations.
Bob Swan — eBay Inc. — CFO
Thank you.
John Donahoe — eBay Inc. — CEO
All right. Thank you, everybody. We look forward to convening again at our Q1 earnings call in a few weeks, and we look forward to getting this deal closed and executing ahead. Thanks for joining us this morning.
Operator
Ladies and gentlemen, thank you for participating in today’s conference. This does conclude the program, and you may now disconnect. Everyone, have a great day.
Cautionary Statement Regarding Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”).
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement.

Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.
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GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.